Exhibit 10.1

FIRST AMENDMENT TO SECURED CONVERTIBLE DEBENTURE

(Original Principal Amount: $375,00 Issued March 8, 2021)

FIRST AMENDMENT dated and effective as of August 27, 2021 (this “First Amendment”) with respect to that certain 10% Senior Secured Convertible Debenture dated March 8, 2021 in the original principal amount of $375,000 (as amended, modified, supplemented or amended and restated from time to time, the “Debenture”) issued by Legacy Education Alliance, Inc. (“Company”) to Legacy Tech Partners, LLC (“Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Debenture, Holder provided Company with financial accommodations which remain outstanding;

WHEREAS, the Holder has requested that the Company amend the Debenture, and Company is willing to do so on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Section 1.(Definitions) of the Debenture is hereby amended by deleting the following in its entirety:

“Transaction” means (i) the restructuring of the Company to transfer substantially all of its existing business, including its subsidiaries, assets and liabilities (other than its obligations under any of the Debentures and excluding the new Legacy EdTech business to be started by the Company and its subsidiaries), to Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Legacy Holdco”) and wholly owned subsidiary of the Company, and (ii) the subsequent acquisition by Legacy Tech Partners, LLC or its Affiliate of all of the stock of Legacy Holdco.

Section 1.2. Section 2.a) (Required Loans by Holder) of the Debenture is hereby amended by deleting it in its entirety and inserting the following new Section 2.a) in lieu thereof:

a) Required Loans by Holder. The Holder will make loans to the Company pursuant to, and as evidenced by, this Debenture, as follows: (i) on the Original Issue Date, the Holder will make a loan to the Company in the principal amount of $375,000 (such loan in the principal amount of $375,000 being the “Initial Loan”) and (ii) on not less than five Business Days’ notice from the Holder to the Company at any time prior to October 15, 2021, as long as no Event of Default has occurred and is then continuing, the Holder will make an additional loan to the Company $300,000 so that the total principal amount loaned by the Holder to the Company pursuant to the foregoing clauses (i) and (ii) shall be equal to $675,000 (it being understood and agreed that the Holder shall have no obligation to make loans to the Company pursuant to the foregoing clauses (i) and (ii) in an aggregate principal amount in excess of $675,000). Each loan made by Holder to the Company under this paragraph after the Initial Loan shall have a maturity date of the first anniversary of the date on which such loan is made and shall be evidenced by and subject to the execution and delivery by the Company of a debenture in like form as this Debenture. At the sole discretion of the Holder, each loan Maturity Date may be extended to a date at the sole discretion of the Holder, but in no event later than the fourth anniversary of the original Maturity Date of such loan.

Section 1.3. The Debenture, including any Exhibit and Schedules thereto, are hereby amended to indicate that references to the Loan being in the principal amount of $1,000,000 are amended to indicate that the Loan is in the principal of $675,000.

ARTICLE II

INTERPRETATION

Section 2.1. Continuing Effect of Debenture. The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Debenture and the other Loan Documents (as defined in the Debenture). The Company and Holder each hereby acknowledges and agrees that the Debenture shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby. Any terms or conditions contained in this First Amendment shall control over any inconsistent terms or conditions in the Debenture.

Section 2.2. No Waiver. Nothing contained in this First Amendment shall be construed or interpreted or is intended as a waiver of any default or Event of Default (as defined in the Loan Documents) or of any rights, powers, privileges or remedies that the Holder has or may have under the Debenture, any other related document or applicable law on account of such default or Event of Default.

ARTICLE III

MISCELLANEOUS

Section 3.1. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when duly executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 3.2. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Michel Botbol
Name:	Michel Botbol
Title:	Chief Executive Officer

LEGACY TECH PARTNERS LLC

By:	/s/ Barry Kostiner
Name:	Barry Kostiner
Title:	President

3